Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Transaction Systems Architects, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-86052 and 333-49804) on Form S-3, and in the registration statements (Nos. 333-113550, 333-88024, 333-88020, 333-75964, 333-59630, 333-59632, 333-53504, 333-33728, 333-73027, 333-67987, 333-22473, 33-93900, and 333-2594) on Form S-8 of Transaction Systems Architects, Inc. of our report dated October 25, 2004 with respect to the consolidated balance sheets of Transaction Systems Architects, Inc. and subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2004, which report appears in the September 30, 2004 Annual Report to Stockholders on Form 10-K of Transactions Systems Architects, Inc.

/s/ KPMG LLP

Omaha, Nebraska
December 10, 2004